Exhibit 99

Investor Contact:
Andrew Weingardt
308-255-7428
Cabela’s Incorporated

Media Contact:
Nathan Borowski
308-255-2861
Cabela’s Incorporated

CABELA’S INC. ANNOUNCES FOURTH QUARTER 2015 RESULTS
- Adjusted Fourth Quarter Diluted EPS of $1.26, Exceeded External Expectations
- Total Revenue Increased 10.5% to $1.4 Billion
- Adjusted SD&A as a Percentage of Total Revenue Decreased 130 Basis Points
- U.S. Comp Store Sales Decreased 3.5%, Consolidated Comp Store Sales Decreased 4.9%, Both on a 14 Week vs. 14 Week Basis
- Cabela’s CLUB® Avg. Receivables Grew 14.4% and Charge-Offs Remained at Historically Low Levels

SIDNEY, Neb. (February 18, 2016) - Cabela’s Incorporated (NYSE:CAB) today reported financial results for fourth quarter and fiscal year ended January 2, 2016. As previously disclosed, the Company’s fourth fiscal quarter and fiscal year ended January 2, 2016, included 14 weeks and 53 weeks, respectively, while its fourth fiscal quarter and fiscal year ended December 27, 2014, included 13 weeks and 52 weeks, respectively.

For the quarter, total revenue increased 10.5% to $1.4 billion; Retail store revenue increased 14.3% to $926.5 million; Direct revenue increased 0.5% to $351.5 million; and Financial Services revenue increased 15.7% to $131.1 million. During the period, on a 14 week versus 14 week basis, U.S. comparable store sales decreased 3.5% and consolidated comparable store sales decreased 4.9%.

For the quarter, adjusted for certain items, net income increased 9.5% to $86.8 million compared to $79.3 million in the year ago quarter, and earnings per diluted share were $1.26 compared to $1.11 in the year ago quarter. The Company reported GAAP net income of $78.8 million and earnings per diluted share of $1.14 as compared to GAAP net income of $78.6 million and earnings per diluted share of $1.10 in the year ago quarter. Fourth quarter 2015 GAAP results included impairment and restructuring charges and other items of $0.12 in earnings per diluted share. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

For fiscal 2015, net income was $204.7 million compared to $207.1 million last year, and earnings per diluted share were $2.88 compared to $2.88 a year ago, each adjusted for certain items. The Company reported GAAP net income of $189.3 million and earnings per diluted share of $2.67 as compared to GAAP net income of $201.7 million and earnings per diluted share of $2.81 a year ago. Fiscal 2015 GAAP results included impairment and restructuring charges and other items of $0.21 in earnings per diluted share. See the supporting schedules to this earnings release labeled “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” for a reconciliation of the GAAP to non-GAAP financial measures.

“During the second half of 2015, we deepened our focus on profitable growth, expense leverage, and better balance sheet utilization,” said Tommy Millner, Cabela’s Chief Executive Officer. “In the fourth quarter, we were excited to see the early results of these initiatives. Specifically, we outperformed external estimates for revenue, expenses, and earnings per share.”

“U.S. comparable store sales were down 3.5%,” Millner said. “Consolidated comparable store sales were down 4.9% for the quarter. In both the United States and Canada, weather impacted fall and winter apparel and footwear products. We were encouraged by positive comp performance in many of our core categories, including camping, powersports, home and gifts, firearms, and ammunition.”

“We clearly faced a challenging environment in the fourth quarter,” Millner said. “However, we were able to drive better than anticipated merchandise revenue as the result of several initiatives, including expanded drop ship programs, retail inventory visibility online, and a focus on key merchandise categories. We are confident that a continued focus on key merchandise categories as well as new initiatives, such as optimization of store formats and digital and mobile leadership, will continue to drive merchandise revenue performance.”

For the quarter, adjusted for certain items, SD&A expenses as a percentage of sales decreased 130 basis points to 29.5% as compared to 30.8% in the same quarter a year ago. This expense leverage was attributable to lower costs resulting from the Company’s third quarter launch of new initiatives aimed at lowering its expense base to increase return on invested capital. These cost reduction initiatives are expected to provide a significant benefit to our 2016 results. Fourth quarter cost reductions were slightly offset by increased incentive compensation expense as compared to the fourth quarter a year ago, which had no incentive compensation expense.

In addition to its initiatives to reduce costs, the Company has seen meaningful progress in efforts to optimize its balance sheet. As part of this process, the Company plans to reduce working capital and sell unproductive assets. Lower inventory levels will be a major source of the reduction in working capital. At year end 2015, days inventory on hand decreased by approximately four days as compared to the prior year.

The Cabela’s CLUB Visa program had another excellent quarter. During the quarter, growth in the average number of active credit card accounts was 6.6%. Growth in the average balance per active credit card account was 7.3%, and growth in the average balance of credit card loans was 14.4% to $4.8 billion. For the quarter, net charge-offs remained at historically low levels of 1.76%. Fourth quarter financial services revenue increased 15.7%, driven by increases in interest and fee income as well as interchange income.

“We have been very pleased with the results realized from both our revenue and expense initiatives implemented in 2015,” Millner said. “As a result, for full-year 2016, we expect a high-single-digit growth rate in revenue and a high-single-digit or low-double-digit growth rate in earnings per diluted share as compared to full-year 2015 adjusted earnings per diluted share of $2.88.”

On December 2, 2015, the Company issued a press release announcing that its Board of Directors was initiating a process to explore and evaluate a wide range of strategic alternatives to enhance value for the Company’s shareholders. That process has continued and is ongoing.

Conference Call Information

A conference call to discuss fourth quarter fiscal 2015 operating results is scheduled for today (Thursday, February 18, 2016) at 11:00 a.m. Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program. Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are “forward-looking statements” that are based on the Company’s beliefs, assumptions, and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company’s statements regarding a continued focus on key merchandise categories as well as new initiatives, such as optimization of store formats and digital and mobile leadership, continuing to drive merchandise revenue performance; cost reduction initiatives providing a significant benefit to 2016 results; plans to reduce working capital and sell unproductive assets; and a high-single-digit growth rate in revenue and a high-single-digit or low-double-digit growth rate in earnings per diluted share for full-year 2016 as compared to full-year 2015 adjusted earnings per diluted share of $2.88. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s exploration and evaluation of strategic alternatives may not result in the successful identification or completion of a strategic alternative that yields additional value for stockholders, and the exploration and evaluation process may have an adverse impact on the Company’s business; the state of the economy and the level of discretionary consumer spending, including changes in consumer preferences, demand for firearms and ammunition, and demographic trends; adverse changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to successfully execute its omni-channel strategy; increasing competition in the outdoor sporting goods industry and for credit card products and reward programs; the cost of the Company’s products, including increases in fuel prices; the availability of the Company’s products due to political or financial instability in countries where the goods the Company sells are manufactured; supply and delivery shortages or interruptions, and other interruptions or disruptions to the Company’s systems, processes, or controls, caused by system changes or other factors; increased or adverse government regulations, including regulations relating to firearms and ammunition; the Company’s ability to protect its brand, intellectual property, and reputation; the Company’s ability to prevent cybersecurity breaches and mitigate cybersecurity risks; the outcome of litigation, administrative, and/or regulatory matters (including the ongoing Securities and Exchange Commission investigation, audits by tax authorities, and compliance examinations by the Federal Deposit Insurance Corporation); the Company’s ability to manage credit, liquidity, interest rate, operational, legal, regulatory capital, and compliance risks; the Company’s ability to increase credit card receivables while managing credit quality; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; the impact of legislation, regulation, and supervisory regulatory actions in the financial services industry; and other risks, relevant factors, and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 27, 2014, and Form 10-Q for the quarterly period ended September 26, 2015), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

CABELA’S INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 2, 2016	December 27, 2014	January 2, 2016	December 27, 2014
Revenue:
Merchandise sales	$1,279,198	$1,159,718	$3,481,375	$3,200,219
Financial Services revenue	131,054	113,311	502,543	430,385
Other revenue	(2,425)	1,595	13,784	17,046
Total revenue	1,407,827	1,274,624	3,997,702	3,647,650
Cost of revenue:
Merchandise costs (exclusive of depreciation and amortization)	852,847	752,306	2,286,554	2,058,891
Cost of other revenue	158	—	378	1,398
Total cost of revenue (exclusive of depreciation and amortization)	853,005	752,306	2,286,932	2,060,289

Selling, distribution, and administrative expenses	418,154	393,682	1,387,647	1,251,325
Impairment and restructuring charges	9,744	—	15,331	641

Operating income	126,924	128,636	307,792	335,395

Interest expense, net	(8,179)	(7,366)	(22,882)	(21,842)
Other non-operating income, net	4,532	867	9,717	4,924

Income before provision for income taxes	123,277	122,137	294,627	318,477
Provision for income taxes	44,486	43,527	105,297	116,762
Net income	$78,791	$78,610	$189,330	$201,715

Earnings per basic share	$1.15	$1.11	$2.70	$2.84
Earnings per diluted share	$1.14	$1.10	$2.67	$2.81

Basic weighted average shares outstanding	68,570,043	71,088,901	70,102,715	70,987,168
Diluted weighted average shares outstanding	69,127,372	71,560,899	70,968,913	71,877,856

CABELA’S INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

	January 2, 2016	December 27, 2014
ASSETS
CURRENT
Cash and cash equivalents	$315,066	$142,758
Restricted cash of the Trust	40,983	334,812
Accounts receivable, net	79,330	62,358
Credit card loans (includes restricted credit card loans of the Trust of $5,066,660 and $4,440,520), net of allowance for loan losses of $75,911 and $56,572	5,035,267	4,421,185
Inventories	819,271	760,293
Prepaid expenses and other current assets	117,330	93,929
Income taxes receivable and deferred income taxes (2014 only)	77,698	122,337
Total current assets	6,484,945	5,937,672
Property and equipment, net	1,811,302	1,608,153
Deferred income taxes	28,042	—
Economic development bonds	83,767	82,074
Other assets	64,447	47,418
Total assets	$8,472,503	$7,675,317

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $23,580 and $38,790	$281,985	$335,969
Gift instruments, credit card rewards, and loyalty rewards programs	365,427	339,782
Accrued expenses and other liabilities	224,733	216,274
Time deposits	215,306	273,081
Current maturities of secured variable funding obligations of the Trust	655,000	480,000
Current maturities of secured long-term obligations of the Trust	510,000	467,500
Current maturities of long-term debt	223,452	8,434
Total current liabilities	2,475,903	2,121,040
Long-term time deposits	664,593	532,975
Secured long-term obligations of the Trust, less current maturities	2,728,500	2,579,750
Long-term debt, less current maturities	637,829	491,281
Deferred income taxes	—	6,546
Other long-term liabilities	137,035	126,215

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized – 10,000,000 shares; Issued – none	—	—
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares
Issued – 71,595,020 and 71,093,216 shares	716	711
Outstanding – 67,818,715 and 71,093,216 shares
Additional paid-in capital	389,754	365,973
Retained earnings	1,651,862	1,462,532
Accumulated other comprehensive loss	(50,914)	(11,706)
Treasury stock, at cost – 3,776,305 shares at January 2, 2016	(162,775)	—
Total stockholders’ equity	1,828,643	1,817,510
Total liabilities and stockholders’ equity	$8,472,503	$7,675,317

CABELA’S INCORPORATED AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in Thousands)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	January 2, 2016	December 27, 2014	January 2, 2016	December 27, 2014

Components of Total Consolidated Revenue:
Retail	$926,533	$810,614	$2,658,853	$2,350,685
Direct	351,485	349,871	823,286	851,738
Financial Services	131,054	113,311	502,543	430,385
Other	(1,245)	828	13,020	14,842
Total consolidated revenue as reported	$1,407,827	$1,274,624	$3,997,702	$3,647,650

As a Percentage of Total Consolidated Revenue:
Retail revenue	65.8%	63.6%	66.5%	64.4%
Direct revenue	25.0	27.4	20.6	23.4
Financial Services revenue	9.3	8.9	12.6	11.8
Other revenue	(0.1)	0.1	0.3	0.4
Total	100.0%	100.0%	100.0%	100.0%

Operating Income (Loss) by Segment:
Retail	$174,918	$156,999	$424,609	$417,655
Direct	27,245	37,288	82,913	112,717
Financial Services	38,098	26,803	172,988	111,650
Other	(113,337)	(92,454)	(372,718)	(306,627)
Total consolidated operating income as reported	$126,924	$128,636	$307,792	$335,395

Operating Income by Segment as a Percentage of Segment Revenue:
Retail operating income	18.9%	19.4%	16.0%	17.8%
Direct operating income	7.8	10.7	10.1	13.2
Financial Services operating income	30.3	24.8	35.9	26.9
Total operating income by segment as a percentage of total segment revenue	9.0	10.1	7.7	9.2

CABELA’S INCORPORATED AND SUBSIDIARIES
COMPONENTS OF FINANCIAL SERVICES REVENUE
(Dollars in Thousands)
(Unaudited)

Financial Services revenue consists of activity from the Company’s credit card operations and is comprised of interest and fee income, interchange income, other non-interest income, interest expense, provision for loan losses, and customer rewards costs. The following table details the components and amounts of Financial Services revenue as reported for the periods presented below.

	Three Months Ended		Fiscal Year Ended
	January 2, 2016	December 27, 2014	January 2, 2016	December 27, 2014

Interest and fee income	$131,898	$108,744	$481,731	$400,948
Interest expense	(18,199)	(16,322)	(68,827)	(64,167)
Provision for loan losses	(27,907)	(19,806)	(85,120)	(61,922)
Net interest income, net of provision for loan losses	85,792	72,616	327,784	274,859
Non-interest income:
Interchange income	106,585	98,877	394,037	366,633
Other non-interest income	661	717	2,990	3,338
Total non-interest income	107,246	99,594	397,027	369,971
Less: Customer rewards costs	(61,984)	(58,899)	(222,268)	(214,445)
Financial Services revenue as reported	$131,054	$113,311	$502,543	$430,385

The following table sets forth the components of Financial Services revenue as reported as a percentage of average total credit card loans, including any accrued interest and fees, for the periods presented below.

	Three Months Ended		Fiscal Year Ended
	January 2, 2016	December 27, 2014	January 2, 2016	December 27, 2014

Interest and fee income	11.1%	10.4%	10.8%	10.2%
Interest expense	(1.5)	(1.6)	(1.5)	(1.6)
Provision for loan losses	(2.3)	(1.9)	(1.9)	(1.6)
Interchange income	8.9	9.5	8.8	9.3
Other non-interest income	—	0.1	0.1	0.1
Customer rewards costs	(5.2)	(5.6)	(5.0)	(5.5)
Financial Services revenue as reported	11.0%	10.9%	11.3%	10.9%

CABELA’S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
(Unaudited)

The following tables show key statistics reflecting the performance of the Financial Services business for the periods presented below.

	Three Months Ended
	January 2, 2016	December 27, 2014	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$4,763,351	$4,163,413	$599,938	14.4%
Average number of active credit card accounts	2,032,492	1,905,785	126,707	6.6

Average balance per active credit card account (1)	$2,344	$2,185	$159	7.3

Purchases on credit card accounts, net	$5,463,292	$5,139,460	$323,832	6.3

Net charge-offs on credit card loans (1)	$20,958	$18,149	$2,809	15.5
Net charge-offs as a percentage of average credit card loans (1)	1.76%	1.74%	0.02%
(1) Includes accrued interest and fees

	Fiscal Year Ended
	January 2, 2016	December 27, 2014	Increase (Decrease)	% Change

	(Dollars in Thousands Except Average Balance per Active Account )

Average balance of credit card loans (1)	$4,465,058	$3,937,192	$527,866	13.4%
Average number of active credit card accounts	1,940,534	1,817,012	123,522	6.8

Average balance per active credit card account (1)	$2,301	$2,167	$134	6.2

Purchases on credit card accounts, net	$20,213,403	$19,066,829	$1,146,574	6.0

Net charge-offs on credit card loans (1)	$75,846	$66,553	$9,293	14.0
Net charge-offs as a percentage of average credit card loans (1)	1.70%	1.69%	0.01%
(1) Includes accrued interest and fees

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP RETURN ON INVESTED CAPITAL
(Unaudited)
Return on invested capital (“ROIC”) is not a measure of financial performance under generally accepted accounting principles ("GAAP") and may not be defined and calculated by other companies in the same manner. ROIC should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. We use ROIC as a measure of efficiency and effectiveness of our use of total capital.
We calculate ROIC by dividing adjusted net income (non-GAAP) by average total capital. Adjusted net income is derived by adding interest expense, rent expense, and Retail segment depreciation and amortization (all after tax) to reported GAAP net income excluding: (1) certain selling, distribution, and administrative expenses (as defined); (2) impairment and restructuring charges; and (3) any losses on sales of assets. Total capital is derived by adding current maturities of long-term debt (excluding debt of the Financial Services segment), operating leases capitalized at eight times next year’s annual minimum lease payments, and total stockholders’ equity to long-term debt (excluding debt of the Financial Services segment), and then subtracting cash and cash equivalents (excluding cash and cash equivalents of the Financial Services segment). Average total capital is calculated as the sum of current and prior year ending total capital divided by two. The following table reconciles the components of ROIC to the most comparable GAAP financial measures.

	Fiscal Year Ended
	January 2, 2016	December 27, 2014
	(Dollars in Thousands)

Net income as GAAP reported	$189,330	$201,715
Add back:
Interest expense	22,891	21,860
Rent expense	23,678	19,716
Depreciation and amortization - Retail segment	80,585	68,005
Exclude:
Selling, distribution, and administrative expenses (see Note 2 in the table “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” herein for the detail of components)	8,626	1,842
Impairment and restructuring charges (see Note 3 in the table “Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures” herein for the detail of components)	15,331	641
	151,111	112,064

After tax effect	97,164	70,937
Effective tax rate	35.7%	36.7%
Adjusted net income, non-GAAP	$286,494	$272,652

Calculation of total capital:
Current maturities of long-term debt (excluding Financial Services segment)	$223,452	$8,434
Operating leases capitalized at 8x next year's annual minimum lease payments	195,392	184,360
Total stockholders' equity	1,828,643	1,817,510
Long-term debt (excluding Financial Services segment)	637,829	491,281
	2,885,316	2,501,585
Less:
Cash and cash equivalents	(315,066)	(142,758)
Add back cash and cash equivalents at the Financial Services segment	156,968	49,294
	(158,098)	(93,464)

Adjusted total capital, non-GAAP	$2,727,218	$2,408,121

Average total capital, non-GAAP	$2,567,670	$2,184,420

Return on Invested Capital, non-GAAP	11.2%	12.5%

CABELA’S INCORPORATED AND SUBSIDIARIES
REVENUE IN FISCAL YEAR 2015 (53 WEEKS) COMPARED TO FISCAL YEAR 2014 (52 WEEKS)
(Dollars in Thousands)
(Unaudited)

Information on the extra week in the fourth fiscal quarter of 2015 and fiscal year ended January 2, 2016, is presented below in order to separate the impact of the extra week on reported results in comparison to reported results for the fourth fiscal quarter of 2014 and fiscal year ended December 27, 2014. Financial Services was not adjusted because its reporting periods end on a calendar year. Management believes that these measures are an important analytical tool to aid in understanding operating trends without the 53rd week in fiscal year 2015.

	Three Months Ended
					Excluding 53rd Week
					(Non-GAAP Basis)
	January 2, 2016 Including 53rd Week	December 27, 2014	Increase (Decrease)	% Change	Week 53	Increase (Decrease)	% Change

Revenue:
Retail	$926,533	$810,614	$115,919	14.3%	$66,571	49,348	6.1%
Direct	351,485	349,871	1,614	0.5	16,514	(14,900)	(4.3)
Total merchandise sales	1,278,018	1,160,485	117,533	10.1	83,085	34,448	3.0
Financial Services	131,054	113,311	17,743	15.7	—	17,743	15.7
Other revenue	(1,245)	828	(2,073)	(250.4)	900	(2,973)	(359.1)
Total revenue	$1,407,827	$1,274,624	$133,203	10.5	$83,985	49,218	3.9

	Fiscal Year Ended
					Excluding 53rd Week
					(Non-GAAP Basis)
	January 2, 2016 Including 53rd Week	December 27, 2014	Increase (Decrease)	% Change	Week 53	Increase (Decrease)	% Change

Revenue:
Retail	$2,658,853	$2,350,685	$308,168	13.1%	$66,571	241,597	10.3%
Direct	823,286	851,738	(28,452)	(3.3)	16,514	(44,966)	(5.3)
Total merchandise sales	3,482,139	3,202,423	279,716	8.7	83,085	196,631	6.1
Financial Services	502,543	430,385	72,158	16.8	—	72,158	16.8
Other revenue	13,020	14,842	(1,822)	(12.3)	900	(2,722)	(18.3)
Total revenue	$3,997,702	$3,647,650	$350,052	9.6	$83,985	266,067	7.3

CABELA’S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED FINANCIAL MEASURES (1)
(Unaudited)

To supplement our consolidated statements of income presented in accordance with generally accepted accounting principles (“GAAP”), we are providing non-GAAP adjusted financial measures of operating results that exclude certain items. Selling, distribution, and administrative expenses; impairment and restructuring charges; operating income; operating income as a percentage of total revenue; income before provision for income taxes; provision for income taxes; net income; and earnings per diluted share are presented below both as GAAP reported and non-GAAP financial measures excluding (i) consulting fees and certain expenses primarily related to our corporate restructuring initiative; (ii) an expense pursuant to an ongoing investigation by the Securities and Exchange Commission; (iii) incremental expenses related to the transition to a third-party logistics provider and the closing of our distribution center in Winnipeg, Manitoba, Canada; (iv) impairment and restructuring charges; and (v) adjustments to the provision for income taxes related to changes in our assessments of uncertain tax positions recognized in 2014. In light of the nature and magnitude, we believe these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations. These non-GAAP adjusted financial measures should be considered in conjunction with the GAAP financial measures.

We believe these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. In addition, we evaluate results using non-GAAP adjusted operating income, adjusted net income, and adjusted earnings per diluted share. These non-GAAP adjusted financial measures should not be considered in isolation or as a substitute for operating income, net income, earnings per diluted share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP adjusted financial measures for the periods presented.

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Three Months Ended
	January 2, 2016			December 27, 2014
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$418,154	$(2,761)	$415,393	$393,682	$(884)	$392,798

Impairment and restructuring charges (3)	$9,744	$(9,744)	$—	$—	$—	$—

Operating income	$126,924	$12,505	$139,429	$128,636	$884	$129,520

Operating income as a percentage of total revenue	9.0%	0.9%	9.9%	10.1%	0.1%	10.2%

Income before provision for income taxes	$123,277	$12,505	$135,782	$122,137	$884	$123,021

Provision for income taxes (4)	$44,486	$4,488	$48,974	$43,527	$244	$43,771

Net income	$78,791	$8,017	$86,808	$78,610	$640	$79,250

Earnings per diluted share	$1.14	$0.12	$1.26	$1.10	$0.01	$1.11

(footnotes follow on the next page)

	Reconciliation of GAAP Reported to Non-GAAP Adjusted Financial Measures (1)
	Fiscal Year Ended
	January 2, 2016			December 27, 2014
	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts	GAAP Basis as Reported	Non-GAAP Adjustments	Non-GAAP Amounts

	(Dollars in Thousands Except Earnings Per Share)

Selling, distribution, and administrative expenses (2)	$1,387,647	$(8,626)	$1,379,021	$1,251,325	$(1,842)	$1,249,483

Impairment and restructuring charges (3)	$15,331	$(15,331)	$—	$641	$(641)	$—

Operating income	$307,792	$23,957	$331,749	$335,395	$2,483	$337,878

Operating income as a percentage of total revenue	7.7%	0.6%	8.3%	9.2%	0.1%	9.3%

Income before provision for income taxes	$294,627	$23,957	$318,584	$318,477	$2,483	$320,960

Provision for income taxes (4)	$105,297	$8,553	$113,850	$116,762	$(2,861)	$113,901

Net income	$189,330	$15,404	$204,734	$201,715	$5,344	$207,059

Earnings per diluted share	$2.67	$0.21	$2.88	$2.81	$0.07	$2.88

(1)
The presentation includes non-GAAP financial measures. These non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP.

(2)	Consists of the following for the respective periods:

	Three Months Ended		Fiscal Year Ended
	Jan. 2, 2016	Dec. 27, 2014	2015	2014

Consulting fees and certain expenses primarily related to the Company’s corporate restructuring initiative	$2,761	$—	$6,419	$—
Expense related to the ongoing SEC investigation	—	—	1,000	—
Incremental expenses related to the transition to a third-party logistics provider and the closing of the Company’s distribution center in Canada	—	884	1,207	1,842
	$2,761	$884	$8,626	$1,842

(3)	Consists of the following for the respective periods:

	Three Months Ended		Fiscal Year Ended
	Jan. 2, 2016	Dec. 27, 2014	2015	2014

Impairment losses recognized on three separate parcels of land	$5,691	$—	$5,901	$—
Write-off of costs pertaining to store sites previously identified as future retail store locations but in 2015 decided not to develop	3,874	—	3,874	—
Charges for employee severance agreements and termination benefits related to a corporate restructure and reduction in the number of personnel	179	—	5,556	—
Charges for employee severance agreements and termination benefits related to the transition to a third-party logistics provider and the closing of the Company’s distribution center in Canada	—	—	—	641
	$9,744	$—	$15,331	$641

(4)
For all periods presented, reflects the estimated income tax provision on the non-GAAP adjusted income before provision for income taxes. In addition, for the three months and fiscal year ended December 27, 2014, reflects offsetting positions from a net operating loss carry forward and tax adjustments related to changes in assessments of uncertain tax positions.